Exhibit 3.2

THIRD CERTIFICATE OF AMENDMENT TO THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NRDC ACQUISITION CORP.

PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE

NRDC Acquisition Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that:

1. The Corporation’s original Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 10, 2007, its Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on July 25, 2007, its Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on September 4, 2007, its Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on October 19, 2007 and its Second Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on October 20, 2009 (the “Second Amended and Restated Certificate of Incorporation”).

2. The Board of Directors of the Corporation, pursuant to Section 242 of the General Corporation Law, duly adopted a resolution setting forth proposed amendments to the Second Amended and Restated Certificate of Incorporation and declaring such amendments advisable. The stockholders of the Corporation, pursuant to Section 242 of the General Corporation Law, duly approved and adopted such proposed amendment at a special meeting of stockholders duly called and held upon notice in accordance with Section 222 of the General Corporation Law.

3. The Second Amended and Restated Certificate of Incorporation is hereby amended by deleting ARTICLE Fifth thereof in its entirety and inserting the following in lieu thereof:

“ARTICLE Fifth: Reserved.”

[The remainder of this page has been left intentionally blank.]

IN WITNESS WHEREOF, NRDC Acquisition Corp. has caused this Certificate of Amendment to be signed by Richard A. Baker, its Chief Executive Officer, on the 20th day of October, 2009.

/s/ Richard A. Baker
Richard A. Baker, Chief Executive Officer